Exhibit 99.1

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation (“Buyer”), Information Systems Support, Inc., a Maryland corporation (“ISS”), Biometric Solutions Group, Inc., a Delaware corporation (“BSG”), and Carney Badley Spellman, PS, as escrow agent. ISS and BSG are collectively referred to herein as “Sellers,” and each individually as a “Seller.”

RECITALS

A. Buyer and Sellers have entered into an Asset Purchase Agreement dated as of December 28, 2003 (the “Purchase Agreement”), pursuant to which Sellers will sell, and Buyer will purchase, certain assets of Sellers’ related to products, solutions and services for digital identity and biometric-enhanced access control applications.

B. The Purchase Agreement, a copy of which is attached hereto as Exhibit A and is incorporated herein by reference, provides that at Closing, Buyer shall issue and deposit or cause to be deposited into an escrow account (the “Indemnification Escrow”) with the Escrow Agent a certificate or certificates representing Six Hundred Thousand (600,000) shares of Buyer Common Stock (the “Escrow Shares”), which certificates shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. The Escrow Shares shall be held in escrow commencing on the Closing Date for purposes of securing certain indemnification obligations of Sellers in accordance with Section 7. The Escrow Shares shall be released by the Escrow Agent in accordance with the terms of this Agreement and the Purchase Agreement.

C. The parties hereto desire to establish the terms and conditions pursuant to which the Indemnification Escrow will be established and maintained.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the meanings ascribed to them in the Purchase Agreement.

2. Appointment of Escrow Agent. The parties to this Agreement hereby designate and appoint Carney Badley Spellman, PS, as escrow agent (“Escrow Agent”) with respect to the Escrow Shares, to serve and administer in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby agrees to act as such Escrow Agent upon the terms, conditions and provisions of this Agreement.

3. Escrow Arrangements; Purchase Agreement Governs. Except as otherwise expressly set forth herein, all matters related to indemnification under the Purchase Agreement, including, without limitation, matters related to the Escrow Shares and the Escrow Fund, shall be governed by the provisions of Section 7 of the Purchase Agreement and this Agreement. If any express provision of this Agreement conflicts with such provisions of the Purchase Agreement, such provisions of Section 7 of the Purchase Agreement shall control.

4. Establishment of Indemnification Escrow. On the Closing, Buyer shall deposit with the Escrow Agent the Escrow Shares, together with three blank stock powers duly executed by an authorized representative of Sellers. The foregoing deposit shall constitute the Indemnification Escrow and will be governed by the terms set forth herein and in the Purchase Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in the Indemnification Escrow delivered to it in escrow subject to the terms and conditions of this Agreement and Section 7 of the Purchase Agreement until the Escrow Agent is required to release such Escrow Shares pursuant to the terms of this Agreement. The Escrow Agent shall have no responsibility for the calculation or sufficiency of the Escrow Shares.

5. Escrow Shares

(a) Voting Rights. All voting rights with respect to any securities comprising any part of the Escrow Fund may be exercised by Sellers during the term of this Agreement.

(b) Distributions. All dividends and other distributions (whether in cash, securities or other property) paid or made on the Escrow Shares shall be deemed to have been paid or made to Sellers, but shall be received by the Escrow Agent and shall constitute part of the Escrow Shares.

(c) Taxes and Charges. Unless otherwise approved in writing by Buyer, Sellers shall maintain the Escrow Shares free and clear of all liens and encumbrances and shall, promptly upon request by Buyer, pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Escrow Shares.

(d) Valuation. The Escrow Shares shall be valued as described in Section 7(c) of this Agreement.

6. Escrow Period; Releases From Escrow.

(a) Escrow Period. The escrow period shall terminate at 11:59 p.m., Pacific Time, on December 29, 2005 (the “Termination Date”); provided, however, that a portion of the Escrow Fund, which, in the reasonable judgment of Buyer, subject to the objection of Sellers and the subsequent arbitration of the matter in the manner provided in Section 7(d) hereof, is necessary or reasonably potentially necessary to satisfy any claim, damage, legal action or proceeding (a “Claim”) specified in any Claim Notice theretofore delivered to the Escrow Agent on or prior to the Termination Date shall remain in the Escrow Fund until such claims have been quantified or resolved.

(b) First Release. Within five (5) business days after the first anniversary of the Closing Date (the “First Release Date”), the Escrow Agent (i) shall release to Sellers three hundred thousand (300,000) shares of Escrow Shares from the Escrow Fund, less the amount equal to (A) the portion of the Escrow Shares delivered to Buyer in accordance with Section 7 hereof in satisfaction of indemnification claims by one or more Buyer Indemnified Parties, (B) Sellers’ liability subject to delivery to one or more Buyer Indemnified Parties in accordance with Section 7 hereof with respect to any pending but unresolved Claims of the Buyer Indemnified Parties, and (C) the number of Escrow Shares, if any, released in the Special Release (the “First Release”); and (ii) shall on the First Release Date provide Buyer with written notice setting forth the amount of such release. Any portion of the Escrow Shares in the Escrow Fund held as a result of clause (B) shall be released to Sellers or released to Buyer (as appropriate) promptly upon resolution of each specific Claim involved in accordance with Section 7 hereof. Buyer shall give the Escrow Agent at least seven (7) business days advance notice of the occurrence of the First Release Date.

(c) Second Release. Within five (5) business days after the Termination Date (the “Second Release Date” ), the Escrow Agent (i) shall release to Sellers the remaining Escrow Shares held in the Escrow Fund, less the amount equal to Sellers’ liability subject to delivery to one or more Buyer Indemnified Parties in accordance with Section 7 hereof with respect to any pending but unresolved

Claims of the Buyer Indemnified Parties (the “Second Release”), and (ii) shall on the Second Release Date provide Buyer with written notice setting forth the amount of such release. Any portion of the Escrow Shares held in the Escrow Fund as a result of the foregoing sentence shall be released to Sellers or released to Buyer (as appropriate) promptly upon resolution of each specific Claim involved in accordance with Section 7 hereof.

(d) Special Escrow Release. If the Average Share Price (as defined in Section 7(c)) of an Escrow Share as of the date a resale registration statement covering the Escrow Shares is declared effective (the “Registration Statement Effective Date”) is less than $3.194 per share, the Escrow Agent, upon the receipt of a Notice of Distribution form duly executed by Buyer and Sellers, shall release that number of Escrow Shares that would have otherwise been released in the First Release (the “Special Release”), determined according to the following formula:

X =	[1,670,000 - (522,855 x ASP)]
ASP

Where X = the number of Escrow Shares to be released in the Special Release, and ASP = the Average Share Price as of the Registration Statement Effective Date. Notwithstanding the above, the number of shares to be released in the Special Release shall in no event exceed 53,000 Escrow Shares.

(e) No Transfers. Unless otherwise approved in writing by Buyer, no Escrow Shares in the Escrow Fund or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by Sellers or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Sellers prior to the delivery of any portion of the Escrow Shares to Sellers by the Escrow Agent as provided herein.

7. Claims and Procedure for Indemnification.

(a) Claim Notice Procedure. On or before the expiration of the Indemnification Period, Buyer, or any member of the Buyer Indemnified Parties, seeking indemnification under Section 7 of the Purchase Agreement shall, in accordance with Section 7.2(b) of the Purchase Agreement, deliver to both Sellers and the Escrow Agent a Claim Notice. The Escrow Agent will not release more than the amount of the Escrow Fund identified as being needed to satisfy a Claim pursuant to a Claim Notice until such Claim Notice has been resolved in accordance with Section 7 below.

(b) No Objection to Claim Notice. In the event that no Seller contests a Claim Notice (or any portion of the Claim), in writing to the Escrow Agent and Buyer within fifteen (15) days after such notice is deemed delivered pursuant to Section 14(e) below, the Escrow Agent will promptly deliver to Buyer, as applicable, that portion of the Escrow Fund equal to the amount specified in the Claim Notice (that is not contested) and notify Sellers and Buyer, as applicable, of such transfer.

(c) Objection to Claim Notice. In the event that any Seller contests all, or a portion of, a Claim Notice within fifteen (15) days after the such notice is deemed delivered pursuant to Section 14(e) below by delivering written notice to the Escrow Agent and Buyer (a “Contested Claim”), the matter will be settled by binding arbitration as specified below. Any portion of the Claim Notice which is not contested shall be disbursed in accordance with Section 7(b) hereof. The final decision of the arbitrator shall be furnished to the Escrow Agent in writing as specified below and will constitute a conclusive determination of the issue in question, binding upon Sellers and Buyer, and shall not be contested or appealed by any of them. Subject to the limitations set forth in Section 7.3(b) of the

Purchase Agreement, after notice that a Notice of Claim is contested by any Seller, the Escrow Agent will continue to hold in the Indemnification Escrow a portion of the Escrow Fund equal to the value of the contested amount to cover such Claim (notwithstanding the expiration of the respective Release Dates) until the earlier of receipt by it of (i) execution of a settlement agreement by Sellers and Buyer setting forth a resolution to the Contested Claim, or (ii) a copy of the final award of the arbitrator. For purposes of Section 7 of the Purchase Agreement and this Agreement, Escrow Shares shall be valued at an amount equal to the “Average Share Price” as of the date any Seller is required to satisfy any of its indemnification obligations resolved in favor of Buyer pursuant to Section 7 of the Purchase Agreement and this Agreement. For purposes of this Agreement and the Purchase Agreement, “Average Share Price” means the average of the closing prices of Buyer Common Stock as reported on the NASDAQ SmallCap Market for the five (5) trading days prior to the trading date immediately prior to the applicable date.

(d) Resolution of Conflicts and Arbitration. Any Contested Claim shall be settled by (i) agreement of Sellers and Buyer or (ii) arbitration in Seattle, Washington and, except as specifically provided in this Section 7(d), such matter shall be resolved in accordance with the commercial arbitration rules of the American Arbitration Association then in effect (the “AAA Rules”), by a single arbitrator mutually selected by Sellers and the Buyer Indemnified Parties. The arbitrator shall be governed by and shall apply the substantive law of the State of Delaware and the Federal Rules of Evidence in making their determination, and such determination shall be conclusive and binding upon Sellers and the Buyer Indemnified Parties. Any judgment upon an award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall be compensated for his or her services at a rate to be determined by the parties or by the AAA, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of arbitration. Any such agreement shall be set forth in a written memorandum signed by both parties and delivered to the Escrow Agent, together with a completed form of “Notice of Distribution”, in the form of attached Exhibit B (together, the “Notice of Distribution”). With respect to an Contested Claim, the Notice of Distribution may provide that the amount of liability with respect to the Contested Claim shall be determined by mutual agreement of the parties after the third party claim has been reduced to judgment or settled.

8. Maintenance of the Escrow Fund. The Escrow Agent shall maintain records to reflect distributions from, and additions or substitutions to the Escrow Shares, including any dividends or distributions thereon or splits thereof in accordance with Section 5(b), held for the account of Sellers in the Indemnification Escrow. The Escrow Agent is hereby granted the power to effect any distribution of the Escrow Shares required by, and in accordance with, this Agreement and the Purchase Agreement.

9. Fees of the Escrow Agent. The Escrow Agent shall receive compensation in accordance with the schedule of fees attached hereto as Exhibit C. The Escrow Agent’s compensation and expenses of account administration shall be borne by Buyer.

10. Liability of the Escrow Agent. In performing any of its duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of bad faith, gross negligence, willful misconduct or breach of the distribution provisions of Section 7 of the Purchase Agreement or Section 6 and Section 7 of this Agreement on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud or impersonations by any other person or determining the scope of any agent’s authority. In no event shall the Escrow Agent be responsible for incidental, punitive or consequential damages. In addition, the Escrow Agent may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement and the Purchase Agreement on its part to be performed. Sellers and Buyer (and their respective successors and permitted assigns) agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to, any litigation arising from this Agreement or involving its subject matter; provided, however, that the foregoing indemnification obligations of Sellers and Buyer (and their respective successors and permitted assigns) shall not apply in the event of bad faith, gross negligence or willful misconduct on the part of, or a breach of the distribution provisions of Section 7 of the Purchase Agreement or Section 6 and Section 7 of this Agreement by, the Escrow Agent. The Escrow Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

11. Controversies. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of the Indemnification Escrow, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it, except as otherwise provided in this Agreement or in Section 7 of the Purchase Agreement. The Escrow Agent may, in its reasonable judgment, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the Indemnification Escrow, except all costs, expenses, charges and reasonable attorneys’ fees incurred by it due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement, except for any liability of the Escrow Agent under Section 10 of this Agreement, which shall not be released or discharged notwithstanding the commencement of such action.

12. No Encumbrance. Except as otherwise provided in this Agreement, the Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

13. Resignation of Escrow Agent. The Escrow Agent may resign as such with respect to the Indemnification Escrow at any time upon giving at least thirty (30) days’ written notice to the other parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: Buyer and Sellers shall use their best efforts to agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent authorized to do business in the State of Washington. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent shall promptly thereafter transfer or deliver the Escrow Fund, a copy of this Agreement and any other documents delivered to or held by it pursuant to this Agreement or the Purchase Agreement to the successor Escrow Agent. The predecessor Escrow Agent shall then be discharged from any further duties and liability under this Agreement, except for any liability of the predecessor Escrow Agent under Section 10 of this Agreement, which shall survive any resignation of the predecessor Escrow Agent or any termination of this Agreement until the expiration of any applicable statute of limitations period.

14. Miscellaneous.

(a) Amendment. The parties hereto may amend this Agreement at any time or from time to time, but only by written instrument duly authorized and executed by all of the parties hereto. Any amendment effected in accordance with this Section shall be binding upon all parties and their respective successors and assigns.

(b) Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one of more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, or condition or of any other term, provision, or condition of this Agreement.

(c) Severability. If any one or more of the provisions contained in this Agreement is held for any reason to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(d) Entire Agreement. This Agreement (including the Recitals contained herein), the Exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof and thereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof.

(e) Notices. All notices to a party shall be addressed to such party at the address or facsimile set forth below or to such other place as may be designated by written notice to the other parties. Notice shall be deemed received (a) immediately upon being delivered, when delivered by hand; (b) upon receipt of confirmation, when sent by facsimile with the original thereof sent by first-class mail, postage prepaid; (c) three (3) business days after being sent by certified mail, postage prepaid, return receipt requested; or (d) upon receipt of proof of delivery, when delivered by a private courier. For purposes hereof, the addresses of the parties shall be as follows:

ISS:	Information Systems Support, Inc.
13 Firstfield Road, Suite 100
Gaithersburg, MD 20878
Attention: Chief Operating Officer
Telephone: (301) 896-0500
Facsimile: (301) 896-0760

With a copy to:	Piliero, Mazza and Pargament, PLLC
888 17th Street, NW, Suite 1100
Washington DC 20006
Attention: Andrew P. Hallowell
Telephone: (202) 857-1000
Facsimile: (202) 857-0200

BSG:	Biometric Solutions Group, Inc.
c/o Erwin Harvey PC
11238 John Galt Blvd.
Omaha, NB 68137
Telephone: (402) 339-7776
Facsimile: (402) 339-7382

With a copy to:	Kutak Rock LLP
1650 Farnam Street
Omaha, NB 68102
Attention: Steven P. Amen
Telephone: (402) 346-6000
Facsimile: (402) 346-1148

Buyer:	SAFLINK Corporation
777 108th Avenue NE, Suite 2100
Bellevue, WA 98004
Attention: Chief Financial Officer
Telephone: (425) 278-1100
Facsimile: (425) 278-1299

With a copy to:	Gray, Cary, Ware & Freidenrich LLP
701 Fifth Avenue, Suite 7000
Seattle, Washington 98104-7044
Attention: W. Michael Hutchings
Telephone: (206) 839-4800
Facsimile: (206) 839-4801

(f) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

(g) Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

(h) Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, Stockholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

(i) Governing Law; Jurisdiction. This Agreement shall in all respects be construed, enforced, and given effect according to the laws of the State of Delaware without reference to principles of conflicts of laws.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be deemed to be original signatures for all applicable purposes.

(k) Captions; Headings. The captions and headings in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(l) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photo static, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

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IN WITNESS WHEREOF, the parties to this Escrow Agreement have duly executed it on the date first above written.

SELLERS:

Information Systems Support, Inc.,
a Maryland corporation

By:
Name:
Title:

Biometric Solutions Group, Inc.,
a Delaware corporation

By:
Name:
Title:

BUYER:

SAFLINK Corporation,
a Delaware corporation

By:
Name:
Title:

ESCROW AGENT:

Carney Badley Spellman, PS

By:
Name:
Title:

EXHIBIT A

PURCHASE AGREEMENT

See attached.

EXHIBIT B

NOTICE OF DISTRIBUTION

[Date]

BY FACSIMILE (206) 467-8215 AND FEDERAL EXPRESS

Carney Badley Spellman, PS

700 5th Ave. #5800

Seattle, Washington 98104-5017

Attention: Richard P. Matthews, Esq.

Re: Distribution from SAFLINK Corporation – Biometric Solutions Group, Inc. Escrow Fund

Notice of Distribution

Dear Sir or Madam:

Reference is made to the Escrow Agreement (the “Escrow Agreement”) dated as of December 28, 2003, by and among SAFLINK Corporation, a Delaware corporation (“Buyer”), Information Systems Support, Inc., a Maryland corporation (“ISS”), Biometric Solutions Group, Inc., a Delaware corporation (“BSG”), and Carney Badley Spellman, PS (“Escrow Agent”), pursuant to the Asset Purchase Agreement dated as of December 28, 2003, by and among Buyer, ISS and BSG.

The undersigned parties hereby irrevocably elect and do hereby authorize and direct the Escrow Agent to cause to be delivered a stock certificate in the name of SAFLINK Corporation for                      Escrow Shares (as defined in the Escrow Agreement) to satisfy Buyer Indemnifiable Losses due and payable to SAFLINK Corporation through the date hereof to 777 108th Avenue NE, Suite 2100, Bellevue, WA 98004.

Information Systems Support, Inc.,
a Maryland corporation

By:
Name:
Title:

Biometric Solutions Group, Inc.,
a Delaware corporation

By:
Name:
Title:

SAFLINK Corporation,
a Delaware corporation

By:
Name:
Title:

cc:	W. Michael Hutchings, Esq.
Andrew P. Hallowell, Esq.
Erwin Harvey, Esq.
Steven P. Amen, Esq.

EXHIBIT C

SCHEDULE OF FEES

Escrow Agent:

Carney Badley Spellman, PS

700 5th Ave. #5800

Seattle, Washington 98104-5017

Attention: Richard P. Matthews, Esq.

Telecopier: (206) 467-8215

Fees:

Fee for First Year:	$1,000.00, payable within five (5) days of Closing

Fee for each Three-Month Period Thereafter:	$250.00

Out of Pocket Expenses:	At cost

Legal Fees:	At cost